Exhibit 99.1

Pure Cycle Corporation Announces Second Fiscal Quarter Ended February 29, 2016 Financial Results

Denver, Colorado – March 30, 2016 – Pure Cycle Corporation (NASDAQ Capital Market: PCYO) today reported financial results for its second fiscal quarter ended February 29, 2016.

“We are pleased to report our results for the three and six months ended February 29, 2016. During the three months ended February 29, 2016 we discontinued our farm operations. We continue to focus on our core water utility business and are seeking opportunities to expand our operations both organically with Sky Ranch as well as strategic acquisitions” commented Mark Harding, President of Pure Cycle Corporation.

We will file our Form 10-Q on Wednesday April 6, 2016 and will host a conference call on Thursday April 7, 2016, at 4PM Eastern (2PM Mountain) to discuss these results. Call details are below. Additionally, we will post a detailed slide presentation which overviews our operations and presents summary financial results on our website prior to our call which can be accessed at www.purecyclewater.com.

The following table summarizes results of operations for the three and six months ended February 29, 2016 and February 28, 2015:

	In 000's (except per share)
	Three Months Ended,		Six Months Ended,
	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
Revenues	$76	$372	$202	$942
Cost of revenues	(121)	(155)	(253)	(352)
Gross margin	(45)	217	(51)	590
Operating expenses:
General and administrative	(449)	(493)	(889)	(1,027)
Other	(63)	(48)	(116)	(84)
Loss from operations	(557)	(324)	(1,056)	(521)
Other (expense) income:
Oil and gas royalties and lease income, net	234	161	518	323
Other income	3	-	(1)	6
Interest income	78	12	141	15
Net (loss) from continuing operations	(242)	(151)	(398)	(177)
Net income (loss) from discontinued operations	(29)	65	30	101
Net (loss) after taxes	$(271)	$(86)	$(368)	$(76)

Loss per share	$(0.01)	*	$(0.01)	*
	(*) Amount is less than $.01 per share

Revenues decreased approximately 80% and 79% during the three and six months ended February 29, 2016 compared to the three and six months ended February 28, 2015, respectively. The decreases are attributable to a decrease in frack water sales.

Our summarized financial position as of February 29, 2016 and August 31, 2015 is as follows:

	In 000's
	February 29, 2016	August 31, 2015	$ Change
Assets
Cash, cash equivalents and available for
sale securities	$26,185	$37,089	$(10,904)
Other current assets	1,381	2,492	(1,111)
Total current assets	27,566	39,581	(12,015)
Long-term investments	10,019	-	10,019
Investments in water and water systems, net	27,780	27,708	72
Land and mineral interests	5,120	5,092	28
Other long-term assets	1,240	680	560
Total assets	$71,725	$73,061	$(1,336)

Liabilities and Shareholders' Equity
Current liabilities	$451	$1,499	$(1,048)
Other long-term liabilities	1,435	1,476	(41)
Total liabilities	1,886	2,975	(1,089)
Total shareholders' equity	69,839	70,086	(247)
Total liabilities and shareholders' equity	$71,725	$73,061	$(1,336)

CALL DETAILS When: Call in number: International Call in number: Replay available until: Replay call in number:	4PM Eastern on Tuesday April 7, 2016 1-855-241-1929 (no pass codes required) 1-443-295-9247 April 14, 2016 1-855-859-2056

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Forward-looking statements are all statements, other than statements of historical facts, including in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, such as the transformative nature of the sale of our farms, the focus on our water utility assets, and our position to take advantage of new opportunities to expand our water services Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual results to differ materially.  Factors that could cause actual results to differ from projected results include the risk factors discussed in Part I, Item 1A of our most recent Annual Report on Form 10-K and those factors discussed from time to time in our press releases, public statements and documents filed or furnished with the U.S. Securities and Exchange Commission.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated or intended.  Except as required by law, we disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Information

Pure Cycle owns water assets in the State of Colorado in the Denver, Colorado metropolitan area. Pure Cycle provides wholesale water and wastewater services to customers located in the Denver metropolitan area including the design, construction, operation and maintenance of water and wastewater systems.

Additional information including our recent press releases and Annual Reports are available at www.purecyclewater.com, or you may contact our President, Mark W. Harding, at 303-292-3456 or at info@purecyclewater.com.